EXHIBIT 16.1

[Letterhead of MarcumRachlin]

June 4, 2009

Securities and Exchange Commission

Washington, DC  20549

Commissioners:

We have read Item 4.01 of Parlux Fragrances, Inc.’s Form 8-K filed on June 4, 2009, and we agree with such statements insofar as they relate to our firm and the predecessor firm, Rachlin LLP.

/s/ MarcumRachlin

a division of Marcum LLP

As successor to Rachlin LLP